                                   EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                  ZIPLINK, INC.


                                    ARTICLE I

                                     OFFICES

         SECTION 1.1. REGISTERED OFFICE. The registered office of ZipLink, Inc. (the "Corporation") shall be in the City of Wilmington, State of Delaware.

         SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. PLACE OF MEETING. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in its notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2. TIME OF ANNUAL MEETING. Annual meetings of stockholders at which stockholders shall elect directors as provided in the Corporation's Amended and Restated Certificate of Incorporation and Section 2.4 of Article II of these By-laws and transact such other business as may properly be brought before the meeting in accordance with Section 2.4 of Article II of these By-laws shall be held on such business day within the 180-day period following the end of the Corporation's fiscal year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.3. NOTICE OF ANNUAL MEETINGS. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than 10 nor more than 60 days before the date of the meeting.

         SECTION 2.4 PROPOSALS BY STOCKHOLDERS. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors of the Corporation, or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 2.4.

         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the secretary of the Corporation at the principal executive offices of the Corporation, (b) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Article II, Section 2.4, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the "Required Number"), and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 nor more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, or if it is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of
(i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent being a "Solicitation Notice").

         Notwithstanding anything in the second sentence of the second paragraph of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         Only persons nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders, as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of the giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.4. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 2.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the

Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 2.5. SPECIAL MEETINGS OF THE STOCKHOLDERS. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

         SECTION 2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Corporation, not fewer than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 2.7. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

         SECTION 2.8. VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.9. QUORUM AND ADJOURNMENTS. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Corporation's Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a new notice shall be transmitted to the stockholders of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.10. VOTE REQUIRED. When a quorum is present at any meeting of all stockholders, the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation's Amended and Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that all elections of directors shall be determined by a plurality of the votes cast.

         SECTION 2.11. VOTING RIGHTS. Unless otherwise provided in the Corporation's Amended and Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors, may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         SECTION 2.12. PRESIDING OVER MEETINGS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman or the President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Corporation shall act as Secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

         SECTION 2.13. CONDUCTING MEETINGS. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer of the meeting shall establish an agenda for the meeting. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.


                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of and managed by a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, by the Corporation's Amended and Restated Certificate of Incorporation or by these By-laws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

         SECTION 3.2. ELECTION. Each directors shall hold office until the next annual meeting following his or her election and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation or removal from office.

         SECTION 3.3. VACANCIES. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Corporation's Amended and Restated Certificate of Incorporation.

         SECTION 3.4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 3.5 PARTICIPATION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Corporation's Amended and Restated Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

         SECTION 3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 3.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or Vice Chairman of the Board on at least one day's notice to each director, either personally or by courier, telephone, telefax, mail or telegram. Special meetings shall be called by the Chairman or Vice Chairman of the Board in like manner and on like notice at the written request of two or more of the directors comprising the Board of Directors, stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board or the President (in that order) shall preside, and in their absence or inability to act, another director designated by one of them shall preside.

         SECTION 3.8. QUORUM; NO ACTION ON CERTAIN MATTERS. At all meetings of the Board of

Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation's Amended and Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman or Vice Chairman of the Board. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.10. INFORMAL ACTION. Unless otherwise restricted by the Corporation's Amended and Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 3.11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.12. COMPENSATION OF DIRECTORS. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, and may be awarded other compensation for their services as directors. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

         SECTION 4.1. APPOINTMENT AND POWERS. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or
(b) adopting, amending or repealing these By-laws.

         SECTION 4.2. COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                    ARTICLE V

                                     NOTICES

         SECTION 5.1. MANNER OF NOTICE. Whenever, under applicable law or the Corporation's Amended and Restated Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Corporation's Amended and Restated Certificate of Incorporation or these By-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at such director's or stockholder's address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice may be given orally if such notice is confirmed in writing in a manner provided therein. Notice to directors may also be given by telegram, mailgram, telex or telecopier.

         SECTION 5.2. WAIVER. Whenever any notice is required to be given under applicable law or the provisions of the Corporation's Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board (who must be a director), a Vice Chairman of the Board (who must be a director), a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and a Secretary. Except as provided in the foregoing sentence, membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Corporation's Amended and Restated Certificate of Incorporation or these By-laws otherwise provide.

         SECTION 6.2. OTHER OFFICERS AND AGENTS. The Board of Directors may from time to time choose such other officers and agents as it shall deem necessary, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors.

         SECTION 6.3. SALARIES. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

         SECTION 6.4. TERM OF OFFICE. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors. If a vacancy shall exist among the officers of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in this Article VI.

         SECTION 6.5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall perform such duties as may be assigned to him by the Board of Directors.

         SECTION 6.6. THE VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as the Board of

Directors may from time to time prescribe. In the absence or incapacity of the Chairman of the Board, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman of the Board shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

         SECTION 6.7. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer's decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to its Board of Directors.

         SECTION 6.8. THE PRESIDENT. The President shall keep the Chairman of the Board fully informed concerning the business of the Corporation under his supervision. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these By-laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

         SECTION 6.9. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation. The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Directors may determine.

         SECTION 6.10. THE VICE PRESIDENTS. In the absence of the President, the Vice Presidents (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the

Board of Directors may from time to time prescribe.

         SECTION 6.11. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         SECTION 6.12. CHAIRMAN AND VICE CHAIRMAN MAY SERVE AS CO-CHAIRMEN. The Chairman of the Board and the Vice Chairman of the Board may, at the discretion of the Board of Directors, be designated and serve as Co-Chairmen of the Board. In the event of any such designation, the Co-Chairmen of the Board shall share the authority and responsibility otherwise ascribed under these By-laws to the Chairman of the Board and the Vice Chairman of the Board in such manner as the Board of Directors may from time to time determine.


                                   ARTICLE VII

                CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

         SECTION 7.1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (a) the Chairman of the Board, the Vice Chairman of the Board or the President, and (b) the Secretary of the Corporation; in any such case, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

         SECTION 7.2. FACSIMILE SIGNATURES. Where a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         SECTION 7.3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 7.4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 7.5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by applicable law.


                                  ARTICLE VIII

                              CONFLICT OF INTERESTS

         SECTION 8.1. CONTRACT OR RELATIONSHIP NOT VOID. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's or officer's vote is counted for such purpose, if:

         (i) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (ii) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

         SECTION 8.2. QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the subject contract or transaction.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation or rights to acquire same, subject to the provisions of the Corporation's Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 9.2. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 9.3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 9.4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 9.5. STOCK IN OTHER CORPORATIONS. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other officer of officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose by the Board of Directors.


                                    ARTICLE X

                                   AMENDMENTS

         These By-laws may be altered, amended, or repealed, or new by-laws may be adopted, only in the manner provided in the Corporation's Amended and Restated Certificate of Incorporation.



Adopted:  April 15, 1999